As filed with the Securities and Exchange Commission on November 2, 2006
Registration Statement No. 333-127733

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM SB-2/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASPENBIO PHARMA, INC.
(Name of small business issuer in its charter)

ASPENBIO, INC.
(Former Name of small business issuer)

Colorado (State or jurisdiction of incorporation or organization)	2835 (Primary Standard Industrial Classification Code Number)	84-1553387 (I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado 80104 (303) 794-2000 (Address and telephone number of principal executive offices and address of principal place of business)	Richard G. Donnelly 1585 South Perry Street Castle Rock, Colorado 80104 (303) 794-2000 (Name, address and telephone number of agent for service)

With a Copy to:

Theresa M. Mehringer, Esq.
Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle
Suite 1000
Greenwood Village, Colorado 80110
(303) 796-2626

Approximate date of proposed sale to the public:
As soon as practicable following the date on which the Registration Statement becomes effective.

        If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  |_|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  |_|

DEREGISTRATION OF SHARES

         This Post-Effective Amendment No. 1 to Registration Statement on Form SB-2/A, File No. 333-127733, is being filed pursuant to undertaking 512(a)(3) required in Item 28 in order to remove from registration as of the effectiveness of this post-effective amendment:

         2,422,728 shares of common stock and 10,401,877 shares of common stock that were issuable pursuant to the exercise of options and warrants to purchase common stock. The financial statements in the registration statement are no longer current pursuant to Section 10(a)(3) of the Securities Act of 1933.

         All of the shares of common stock and shares of common stock issuable pursuant to the exercise of options and warrants remaining in this registration statement have been sold by the holders.

ASPENBIO PHARMA, INC. By: /s/ Richard G. Donnelly Richard G. Donnelly President and Chief Executive Officer (Signed by the registrant pursuant to Rule 478)